UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2011

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2011, Sara Lee Corporation announced that, effective immediately, it has appointed Jan Bennink as a director and as Executive Chairman of its Board of Directors. Mr. Bennink replaces James S. Crown, who has served as Chairman of the Board since May 2010 and who will continue on Sara Lee's Board and serve as lead independent director.

Mr. Bennink, age 54, has extensive leadership experience in the food and beverage and consumer packaged goods industries. Most recently, from 2002 to 2007, he served as chief executive officer of Royal Numico N.V. (baby food and clinical nutrition). From 1995 to 2002, Mr. Bennink was employed by Groupe Danone (global producer of cultured dairy products and bottled water) and served as Senior Vice President and then President of the Dairy Division and member of the Executive Committee. Mr. Bennink has also held management roles with Benckiser Gmbh (manufacturer of cleaning supplies and cosmetics) from 1995 to 1989 and with The Procter & Gamble Company from 1982 to 1988. Mr. Bennink currently serves on the board of directors of Coca-Cola Enterprises, Inc. He previously served on the advisory board of ABN AMRO, as well as on the boards of directors of Boots Company Plc, Dalli-Werke GmbH & Co KG, and Kraft Foods Inc.

In his role as Executive Chairman, Mr. Bennink's primary responsibility is the leadership and implementation of the plan, also announced on January 28, 2011, to divide Sara Lee into two separate, publicly traded companies (the "Spin-off Plan"), in addition to chairing the board of directors, and building and maintaining a senior management team.

Mr. Bennink will receive a minimum annual base salary of $1.0 million. He also will be eligible to participate in Sara Lee's annual incentive plan and will have a target incentive opportunity of 175% and a maximum incentive opportunity of 262.5% of base salary. Of his eligible incentive opportunity, 50% will be based on Sara Lee's achievement of financial performance targets contained in the Sara Lee's Fiscal 2011 Annual Incentive Plan (with guaranteed target payout for fiscal 2011) and 50% will be based on Mr. Bennink's achievement of predetermined goals relating to the Spin-off Plan. In addition, the Compensation and Employee Benefits Committee of the Board will grant to Mr. Bennink equity awards under Sara Lee's long-term incentive program with a fair value of $5.25 million on the date of grant. Of this value, 50% will be granted in the form of restricted stock units and 50% will be granted in the form of stock options. The restricted stock units and stock options will vest in full on August 31, 2013, subject to Mr. Bennink's continued employment with Sara Lee through that date; however, upon completion of the Spin-off Plan, any outstanding equity then held by Mr. Bennink will vest in full. Mr. Bennink's minimum annual target compensation is $8.0 million. He also will receive a housing allowance, and will be entitled to tax equalization payments to the extent that he incurs incremental tax liability resulting from his loss of "non-resident taxpayer status" in the Netherlands due to his employment with Sara Lee. Mr. Bennink also will be entitled to participate in the Sara Lee Corporation Severance Plans for Corporate Officers. Upon completion of the Spin-off Plan, Mr. Bennink's employment with Sara Lee will terminate.

On January 28, 2011, Sara Lee also announced that it had appointed Marcel Smits as Chief Executive Officer, Mark A. Garvey as Chief Financial Officer (principal financial officer) and John Zyck as Corporate Controller (principal accounting officer), effective immediately. Messrs. Smits, Garvey and Zyck were serving in those positions on an interim basis at the time of appointment.

Mr. Smits, age 49, was appointed interim Chief Executive Officer in May 2010. He joined Sara Lee in October 2009 as Executive Vice President and Chief Financial Officer and initially was responsible for the corporation's accounting, tax, treasury, procurement and information technology departments. Prior to joining Sara Lee, Mr. Smits served as Chief Financial Officer and member of the board of management of Koninklijke KPN NV (Dutch telecommunications company) from 2004 to 2009, and as Chief Financial Officer and member of the board of management of Vendex KBB (now known as Maxeda), a Dutch retail group, from 1999 to 2004. Prior to that, he held various financial and management positions in Europe, South America and Asia with Unilever N.V. from 1986 to 1999. In his role as Chief Executive Officer, Mr. Smits will be responsible for Sara Lee's day-to-day operations and execution of the company's annual operating plan and strategy.

As compensation for serving as Chief Executive Officer, Mr. Smits will receive an annual base salary of $800,000. He also will be eligible to participate in Sara Lee's annual incentive plan and will have a target incentive opportunity of 175% and a maximum incentive opportunity of 262.5% of base salary. In addition, the Compensation and Employee Benefits Committee of the Board will grant to Mr. Smits equity awards under Sara Lee's long-term incentive program with a fair value of $2.65 million on the date of grant. Of this value, 50% will be granted in the form of performance stock units, 25% will be granted in the form of restricted stock units, and 25% will be granted in the form of stock options. The restricted stock units and stock options will vest in full on August 31, 2013, subject to Mr. Smits' continued employment with Sara Lee through that date. The performance stock units will be earned only to the extent Mr. Smits remains employed by Sara Lee and Sara Lee achieves a predetermined cumulative adjusted operating income target by the end of fiscal 2013, with payout ranging from 0% to 150% of the target amount granted.

Mr. Garvey, age 46, was appointed interim Chief Financial Officer in May 2010. He served as Sara Lee's Senior Vice President, Global Business Services from January 2009 to May 2010, and as Corporate Controller (principal accounting officer) from February 2010 to August 2010. He joined Sara Lee in 1995 and has served in a variety of executive positions, including Executive Director Corporate Development from June 1999 to September 2001; Vice President of Internal Audit from September 2001 to June 2006; Chief Financial Officer of Sara Lee International from July 2006 to April 2008; and Chief Financial Officer of Sara Lee's North America businesses, which include Retail, Fresh Bakery, Foodservice and Supply Chain operations, from April 2008 to January 2009.

Mr. Zyck, age 44, was appointed interim Corporate Controller in August 2010. He joined Sara Lee in November 2007 as Vice President, SEC Reporting. Prior to joining Sara Lee, Mr. Zyck was employed by Laidlaw International (transportation services) as Corporate Controller from July 2006 to October 2007 and as Assistant Corporate Controller from December 2003 to July 2006. He served as Assistant Corporate Controller of Wallace Computer Services, Inc. (printing technology solutions) from 1999 to 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

January 31, 2011	By:	Helen N. Kaminski

Name: Helen N. Kaminski
Title: Assistant General Counsel, Corporate & Securities